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                                                                    Exhibit 10.3

                               OPTIONSXPRESS, INC.
                            INVESTOR RIGHTS AGREEMENT

          THIS AGREEMENT is made as of January 15, 2004 by and among optionsXpress, Inc., a Delaware corporation (the "COMPANY"), and the Persons listed on the SCHEDULE OF INVESTORS attached hereto (each, an "INVESTOR" and collectively, the "INVESTORS").

          WHEREAS, the parties to this Agreement are parties to a Stock Purchase and Recapitalization Agreement, dated as of December 17, 2003 (the "RECAPITALIZATION AGREEMENT"), pursuant to which the Investors shall purchase shares of the Company's Series A Convertible Preferred Stock, par value $.0001 per share (the "SERIES A PREFERRED");

          WHEREAS, in order to induce the Investors to enter into the Recapitalization Agreement and consummate the transactions contemplated thereby, the Company has agreed to enter into this Agreement for the benefit of the Investors;

          WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Recapitalization Agreement; and

          WHEREAS, unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 2 hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          Section 1.   COVENANTS.

          1A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to (or, in the case of subparagraph (vi) below, shall make available for inspection by) the Designated Investor (so long as the Investors who are original signatories hereto and/or their affiliated investment funds collectively hold at least 10% of the Series A Preferred or at least 10% of the Underlying Common Stock originally issued to the Investors as of the date hereof) and to each holder of at least 10% of the outstanding Series A Preferred and each holder of at least 10% of the Underlying Common Stock:

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth for each monthly period in each fiscal year comparisons to the Company's budget and to the corresponding period in the preceding fiscal year, and all such statements setting forth the results of a fiscal quarter of the Company shall be prepared in accordance with GAAP,

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consistently applied as applicable to interim period financial statements
(except for the absence of footnote disclosures with respect thereto and subject to changes resulting from normal year-end adjustments for recurring accruals, and, except that in the case of monthly unaudited financial statements, such statements shall consist of the regular reports prepared for management, which may or may not be in accordance with GAAP);

               (ii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of a "Big Four" accounting firm selected by the Company's board of directors containing no exceptions or qualifications regarding compliance with GAAP or otherwise, (b) a copy of such firm's annual management letter to the Company's board of directors, if any, and
     (c) in each case, comparisons to the Company's annual budget and to the preceding fiscal year;

               (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (iv) at least 30 days but no more than 60 days prior to the beginning of each fiscal year, an annual budget and operating plan prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or operating plans prepared by the Company and any revisions of such annual or other budgets or operating plans (the annual budget ("projections") and operating plan for 2004 having been delivered prior to the date hereof);

               (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which the Company or any of its Subsidiaries is a party which could reasonably be anticipated to have a material adverse effect upon the business, financial condition, operating results, value, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, or any other material adverse change, event or circumstance affecting the Company and its Subsidiaries taken as a whole (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which the Company believes is reasonably likely to lead to such litigation being commenced), a notice letter from the Company specifying the same; and

               (vi) with reasonable promptness, make available for inspection such other information and financial data concerning the Company and its Subsidiaries as the holders of a majority of the outstanding Series A Preferred may reasonably request.

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Each of the financial statements referred to in subparagraphs (i) and (ii) above shall be true and correct in all material respects as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to the absence of footnote disclosures with respect thereto and changes resulting from normal year-end adjustments for recurring accruals, and except that, in the case of the monthly unaudited financial statements, such statements shall consist of the regular reports prepared for management, which may or may not be in accordance with GAAP. Notwithstanding the foregoing, the provisions of this paragraph 1A and paragraph 1B below shall cease to be effective so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this paragraph 1A or paragraph 1B below shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it pursuant to this paragraph 1A or paragraph 1B below; PROVIDED THAT, notwithstanding the foregoing or the provisions of any confidentiality agreement in favor of the Company, each such Person may disclose such information in connection with the sale or transfer of any Series A Preferred or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. For purposes of this Agreement and the Registration
Agreement, all holdings of Series A Preferred and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

          1B. INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any Investor (so long as the Investors who are the original signatories hereto and/or their affiliated investment funds collectively hold at least 25% of the Series A Preferred and/or at least 25% of the Underlying Common Stock originally issued to the Investors as of the date hereof) or any holder of at least 25% of the outstanding Series A Preferred or at least 25% of the Underlying Common Stock, upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof and (iii) consult with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries concerning the affairs, finances and accounts of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Investor or any such holder of Series A Preferred or Underlying Common Stock, along with reasonable evidence of compliance with the Series A Preferred or Underlying Common Stock ownership thresholds set forth immediately above, to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

          1C. CERTAIN NEGATIVE COVENANTS. So long as the Investors who are the original signatories hereto and/or their affiliated investment funds collectively hold at least 25% of the Series A Preferred originally issued as of the date hereof, the Company shall not (without the prior written consent of the holders of a majority of the outstanding Series A Preferred):

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               (i)      directly or indirectly declare or pay, or permit any
     Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except that (a) the Company may declare and pay dividends payable in shares of its Common Stock issued upon the outstanding shares of its Common Stock (including but not limited to an Option Adjustment Dividend) and any Subsidiary may declare and pay dividends or make distributions to the Company or any Wholly-Owned Subsidiary, (b) the Company may declare and pay cash dividends upon its outstanding Common Stock and the Series A Preferred (on an as-if-converted basis) pursuant to Section 1 of Part D of Article IV of the Company's Certificate of Incorporation so long as (1) the Company's Tangible Net Worth (as determined immediately after giving effect to the declaration and payment of any such dividends) is not less than $20,000,000, (2) the aggregate dividends declared and paid in any calendar year do not exceed 80% of the Company's after-tax net income for such calendar year (as determined on a consolidated basis in accordance with GAAP) AND (3) the Company's Equity Value (as determined immediately after giving effect to the declaration and payment of such dividends) is not less than $180,000,000, (c) the Company may declare and pay the Net Book Value Dividend (as defined in the Recapitalization Agreement) pursuant to the terms of Paragraph 1F of the Recapitalization Agreement, and (d) the Company may declare and pay Stock Option Proceeds Dividends (as defined in the Company's Certificate of Incorporation);

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities), other than (a) the Series A Preferred pursuant to the terms of the Certificate of Incorporation, (b) repurchases of Common Stock from former employees of the Company and its Subsidiaries upon termination of employment for an aggregate purchase price of no more than $250,000 in any twelve-month period pursuant to arrangements approved by the Company's board of directors; or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans or (c) pursuant to a Put Request (as defined in the Restricted Stock Agreements);

               (iii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series A Preferred with respect to the payment of dividends, redemptions, distributions upon liquidation or otherwise, or (c) any additional shares of Series A Preferred;

               (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned

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     Subsidiary established under the laws of a jurisdiction of the United
     States or any of its territorial possessions and, subject to compliance with subparagraph (xiv) below, any other Wholly-Owned Subsidiary), except for (a) reasonable advances to employees in the ordinary course of business (but expressly prohibiting any loans or the arranging of any loans to or for the benefit of any employees for any purpose), (b) acquisitions as described in and as otherwise permitted pursuant to subparagraph (viii) below, (c) Investments otherwise permitted pursuant to clause (xvii) below that do not involve the purchase or acquisition of a majority or controlling interest in any company or business and (d) Investments having a stated maturity no greater than one year from the date the Company or any Subsidiary makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

               (v) merge or consolidate with any Person or, except as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than (a) a merger of a Wholly-Owned Subsidiary with another Wholly-Owned Subsidiary or (b) a transaction structured as a merger with an Independent Third Party (whether or not the Company is the surviving corporation) on reasonable market terms in which
     (1) the consideration to be received or thereafter held by the Company's stockholders as a result thereof in respect of all of the Company's outstanding capital stock held by such stockholders immediately prior to such merger transaction consists solely of cash and/or freely and immediately tradeable public company securities resulting from a combination with a company with an aggregate "public float" of not less than $400,000,000 and an aggregate market equity capitalization of not less than $1,000,000,000, in each case as determined immediately prior to such merger transaction, (2) all holders of Common Stock (including the holders of Series A Preferred on an as-if-converted-basis) receive the same form and amount of consideration per share of Common Stock, or, if any holders of Common Stock are given an option as to the form and consideration to be received, all holders are given the same option, (3) the Investors and the Company's other stockholders receive their pro rata share of all consideration (however described or allocated) that is paid to any of the Company's other stockholders in connection with such transaction that is not for the sale of capital stock (including, without limitation, for purposes hereof any compensation or other amounts payable in respect of any management, consulting or similar agreements, noncompete or other restrictive covenants or change-in-control or retention or other payments however described which is in excess of arm's length compensation for the consideration or services to be provided therefor as determined by the members of the compensation committee of the Company's board of directors (but with any member of the compensation committee abstaining from participation in any such determination with regard to any such consideration to be received by such member)) and (4) the Investors who are original signatories hereto receive at the closing of such transaction aggregate consideration in respect of the Series A Preferred and Underlying Common Stock held by them immediately prior to such closing equal to not less than two (2) times the allocable portion of the original investment amount with respect to such shares) (with any

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     transaction described in clause (b) immediately above being referred to herein as a "QUALIFIED SALE"));

               (vi) sell, lease or (other than pursuant to a Qualified Sale) otherwise dispose of, or permit any Subsidiary to sell, lease or (other than pursuant to a Qualified Sale) otherwise dispose of, more than 15% of the consolidated assets (including, without limitation, the capital stock of any Subsidiaries) of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP consistently applied, contribution to the Company's revenues or earnings, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions; or, except in the ordinary course of business to an Independent Third Party with the prior approval of the Company's board of directors, sell or permanently dispose of any of its or any Subsidiary's material Intellectual Property Rights;

               (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes, or the formation of a parent holding company for the Company);

               (viii) acquire, or permit any Subsidiary to acquire, any majority or controlling interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, if the aggregate consideration related to such transaction and any other transactions consummated during the prior twelve-month period (including, without limitation, the assumption of Indebtedness whether direct or indirect) exceeds 10% of the Company's Equity Value determined as of the date of the most recent of such transactions;

               (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business that is not related to the financial services industry;

               (x) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification, extension or renewal of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends or distributions to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Certificate of Incorporation or the Company's Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Series A Preferred Stock and conversions of the Series A Preferred);

               (xi) make any amendment to the Certificate of Incorporation or the Company's Bylaws, or file any resolution of the Company's board of directors with the Delaware Secretary of State containing any provisions which would increase the number

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     of authorized shares of Series A Preferred, amend or otherwise change the terms of the Series A Preferred or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred or the Underlying Common Stock under this Agreement, the Certificate of Incorporation, the Company's Bylaws or the Registration Agreement or the Stockholders Agreement;

               (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, stockholders who hold greater than 3% of the Company's outstanding Common Stock, or, with any individual or entity known by any of the Company's chairman, president or chief executive officer to be an Affiliate of any of the foregoing, or to be related by blood, marriage or adoption to any such individual, or with any entity in which (to the knowledge of the Company's chairman, president or chief executive officer) any such Person or individual owns a beneficial interest, except (without duplication) for (a) customary employment arrangements (but not employment agreements) and benefit programs on reasonable terms as approved by the compensation committee established by the Company's board of directors pursuant to the Stockholders Agreement, (b) ordinary course transactions on arm's length terms (as determined by the Company's board of directors) which do not involve annual payments in excess of $250,000, or (c) as otherwise expressly contemplated by this Agreement;

               (xiii) increase, or permit any Subsidiary to increase, any compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) payable to any executive officer or director of the Company or any Subsidiary, except for increases approved by the compensation committee established by the Company's board of directors pursuant to the Stockholders Agreement;

               (xiv) except as permitted by subparagraph (viii) above, establish or acquire or permit (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions (other than, in the case of this clause
     (b), in the ordinary course of business so long as the existence of such foreign Subsidiaries would not reasonably be expected to restrict the Company's ability to perform the provisions of this Agreement, the Stockholders Agreement or the Certificate of Incorporation (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Series A Preferred Stock));

               (xv) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness if, immediately after giving effect thereto, the Company's total Indebtedness exceeds three (3) times the Company's Net Worth; or create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

               (xvi) make, or permit any Subsidiary to make, any capital expenditures (including, for purposes of this subparagraph (xvi) and without limitation, payments with respect to capitalized leases, as determined in accordance with GAAP consistently

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     applied), exceeding on a consolidated basis during any twelve-month period the greater of (a) $2,000,000 in the aggregate or (b) 10% of the Company's EBTDA for the trailing twelve (12) months ended immediately prior to the date of such determination;

               (xvii) make, or permit any Subsidiary to make, any Investments that do not involve the purchase or acquisition of a majority or controlling interest in any company or business exceeding on an aggregate basis during any twelve-month period the greater of (a) $2,000,000 in the aggregate or (b) 10% of the Company's EBTDA for the trailing twelve (12) months ended immediately prior to the date of such determination;

               (xviii) increase the authorized size of its board of directors above five (5) members;

               (xix) amend or modify the Company's Stock Option Plan as in existence as of the date hereof, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock or options or other rights to acquire shares of Common Stock to its or its Subsidiaries' employees, directors, independent contractors or consultants other than pursuant to the Company's Stock Option Plan or in an aggregate amount greater than 398,216 shares (as such number of shares is equitably adjusted for any stock splits, stock dividends and stock combinations subsequent to the date hereof and as such number includes all outstanding stock options outstanding as of the date of the Recapitalization Agreement), issue any shares of Common Stock or options or other rights to acquire shares of Common Stock pursuant to the Company's Stock Option Plan to any Persons other than the Company's or its Subsidiaries' employees, directors, independent contractors or consultants, or grant any options having an exercise price less than the fair market value of the Common Stock at the time of such grant or that provide for vesting on a basis more favorable than four-years (straight line) or that provide for accelerated vesting upon an initial public offering;

               (xx) issue, sell or otherwise transfer (by dividend or distribution or otherwise), or permit any Subsidiary to issue, sell or otherwise transfer (by dividend or distribution or otherwise), any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary (other than in connection with foreign qualifying shares or similar local law requirements of a foreign jurisdiction);

               (xxi) consummate an initial public offering that does not constitute a Qualified Public Offering; or

               (xxii) use, or permit any Subsidiary to use, the proceeds from the sale of the Series A Preferred other than to repurchase shares of Common Stock pursuant to the Recapitalization Agreement and for working capital purposes.

          1D. CERTAIN AFFIRMATIVE COVENANTS. So long as the Investors who are original signatories hereto and/or their affiliated investment funds collectively hold at least 25% of the Series A Preferred originally issued as of the date hereof, the Company shall, and shall cause

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each Subsidiary to (unless it has received the prior written consent of the holders of a majority of the outstanding Series A Preferred):

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

               (ii) maintain and keep its material properties in good working order and condition, and from time to time make all necessary repairs, renewals and replacements, so that its businesses may be properly conducted in all material respects at all times;

               (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, to the extent a failure to so comply could have a material adverse effect upon the business, financial condition, operating results, value, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect upon the financial condition, operating results, value, assets, operations or business of the Company and its Subsidiaries taken as a whole;

               (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (vii) use its reasonable efforts to obtain (within 60 days following the date hereof) and maintain the key-man life insurance policy referred to in paragraph 2M of the Recapitalization Agreement (and not borrow against, pledge, assign, modify, cancel or surrender such policy);

               (viii) maintain all material Intellectual Property Rights necessary to the conduct of their respective businesses;

               (ix) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations; and

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               (x)      use its reasonable best efforts to take all actions
     necessary to make any redemption payments with respect to the Series A Preferred which it is required to make pursuant to the Company's Certificate of Incorporation, including, without limitation, by consummating debt and/or equity financings, recapitalizing and/or, to the extent permitted by applicable law, revaluing assets.

          1E. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          1F. AMENDMENT OF OTHER AGREEMENTS. The Company shall not (and shall not permit its Subsidiaries to) amend, modify or waive any provision of the Employment Agreements, the Existing Investor Rights Agreement, the Restricted Stock Agreements or any stock purchase or option agreement or employment or other agreement entered into between the Company or any of its Subsidiaries and any of their executive officers or key employees without the prior written consent of the Company's Board of Directors, including the affirmative vote of the director elected by the holders of a majority of the Series A Preferred, and the Company shall (or shall cause its Subsidiaries to) enforce the material provisions of the Recapitalization Agreement, the Employment Agreements, the Existing Investor Rights Agreement, the Restricted Stock Agreements and such stock purchase and option agreements and employment and other agreements and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the Company's Board of Directors, including the affirmative vote of the director elected by the holders of a majority of the Series A Preferred.

          Section 2. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise, and such control will be presumed if any Person owns ten percent (10%) or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

          "CONFIDENTIALITY AND NONCOMPETITION AGREEMENTS" has the meaning given to that term in the Recapitalization Agreement.

          "EXISTING INVESTOR RIGHTS AGREEMENT" means that certain Amended and Restated Investors' Rights Agreement, dated as of December 19, 2001, by and among the Company and the Persons set forth on SCHEDULE I attached thereto.

          "DESIGNATED INVESTOR" means Summit Ventures VI-A, L.P.

          "DIRECTOR INDEMNIFICATION AGREEMENT" has the meaning given to such term in the Recapitalization Agreement.

          "EBTDA" shall mean, for any particular accounting period, the Company's consolidated net income for such period, PLUS (i) the amount of the provision for federal, state and local income taxes for such period PLUS (ii) the amount of depreciation and amortization expense during such period, all as determined on a consolidated basis in accordance with GAAP.

          "EQUITY VALUE" shall mean, as of any date of determination, the sum of
(A) the Company's EBTDA for the six (6) months ending immediately prior to the date of such determination as reflected on the Company's consolidated financial statements for such periods, as delivered to the Investors pursuant to paragraph 1A above, multiplied by twenty (20), PLUS (B) the total amount of unrestricted cash and unrestricted cash equivalents set forth on the Company's consolidated balance sheet as of the last month included in such twelve-month period, LESS
(C) the outstanding amount of the Company's total Indebtedness as set forth on the Company's consolidated balance sheet as of the last month included in such twelve-month period.

          "GAAP" means United States generally accepted accounting principles.

          "INDEBTEDNESS" means at a particular time, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all commitments by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit and bankers' acceptances), (iv) all obligations arising from cash/book overdrafts, (v) all obligations of such Person secured by a Lien on such Person's assets, (vi) all guarantees of such Person in connection with any of the foregoing and any other indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vii) all capital lease obligations, (viii) all indebtedness for the deferred purchase price of property with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (ix) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date and (x) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

          "INDEPENDENT THIRD PARTY" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% OWNER"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          "INTELLECTUAL PROPERTY RIGHTS" means any and all intellectual and proprietary rights and rights in confidential information of every kind and description anywhere in the world, including all (i) patents, patent applications, patent disclosures and inventions, (ii) internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium), in each case excluding unmodified mass market software that is commercially available).

          "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any Subsidiary, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "NET WORTH" shall mean, as of any date of determination, the excess of the Company's total assets as of such date over the Company's total liabilities as of such date, in each case as determined on a consolidated basis in accordance with GAAP.

          "OPTION ADJUSTMENT DIVIDEND" has the meaning given to such term in the Company's Certificate of Incorporation.

          "PERMITTED LIENS" means: (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, consistently applied, on the books and financial statements of the Company and its Subsidiaries; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (iii) purchase money security interests in any property acquired by the Company or any Subsidiary; (iv) liens or encumbrances with respect to capital lease obligations that are permitted pursuant to subparagraph 1C(xvi) above, (v) interests or title of a lessor under any lease permitted by this Agreement; (vi) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable; (vii) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and (viii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to the Recapitalization Agreement.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "QUALIFIED PUBLIC OFFERING" has the meaning given to such term in the Company's Certificate of Incorporation.

          "REGISTRATION AGREEMENT" has the meaning given to such term in the Recapitalization Agreement.

          "RESTRICTED SECURITIES" means (i) the Series A Preferred issued pursuant to the Recapitalization Agreement, (ii) the Common Stock issued upon conversion of Series A Preferred and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) been distributed to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "RESTRICTED STOCK AGREEMENTS" means those certain Amended and Restated Restricted Stock Agreements, each dated as of the date hereof, by and between the Company and each of Ned Bennett, James Gray and David Kalt.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "STOCKHOLDERS AGREEMENT" has the meaning given to such term in the Recapitalization Agreement.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "TANGIBLE NET WORTH" shall mean, as of any date of determination, the excess of the Company's total tangible assets as of such date over the Company's total liabilities as of such date, in each case as determined on a consolidated basis in accordance with GAAP.

          "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Series A Preferred and (ii) any Common Stock or other securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series A Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series A Preferred in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Series A Preferred, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them,
(b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the Company or any Subsidiary.

          "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person (other than, in the case of a Subsidiary organized under the laws of a foreign jurisdiction, any capital stock or other ownership interests that are not so owned due solely to any foreign qualifying share or similar local law requirements of such foreign jurisdiction).

          Section 3.   MISCELLANEOUS.

          3A. EXPENSES. The Company shall pay, and hold each Investor and all holders of Series A Preferred and Underlying Common Stock harmless against liability for the payment of, (i) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby, or the Certificate of Incorporation and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the agreements contemplated hereby or the issuance, delivery or acquisition of any shares of Series A Preferred or any shares of Common Stock issuable upon conversion of the Series A Preferred.

          3B. REMEDIES. Each holder of Series A Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under applicable law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          3C. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or fail to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Series A Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders.

          3D. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Investor's benefit as a Investor or holder of Series A Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series A Preferred or such Underlying Common Stock.

          3E. CAPITAL AND SURPLUS; SPECIAL RESERVES. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Series A Preferred issued pursuant to the Recapitalization Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement without the prior consent of the holders of a majority of the outstanding Series A Preferred. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of a majority of the outstanding Series A Preferred.

          3F. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies, unless otherwise directed by the Company's Board of Directors, including the affirmative vote of the director elected by the holders of a majority of the outstanding Series A Preferred.

          3G. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          3H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          3I. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          3J. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          3K. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the SCHEDULE OF INVESTORS attached hereto and to the Company at the address indicated below:

          optionsXpress, Inc.
          39 South LaSalle Street

          Suite 220
          Chicago, Illinois 60603
          Telephone:   (888) 280-8020
          Telecopy:    (312) 629-5256
          Attention:   President

          WITH A COPY TO:
          (which shall not constitute notice to the Company)

          KMZ Rosenman
          525 West Monroe Street
          Suite 1600
          Chicago, Illinois 60661-3693
          Telephone:   (312) 902-5200
          Telecopy:    (312) 902-1061
          Attention:   Mathew Brown, Esq.

          or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          3L. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant and agreement contained herein shall have independent significance. If any party has breached any covenant or agreement contained herein in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first covenant or agreement.

          3M. COMPLETE AGREEMENT. This Agreement and the other agreements and instruments referred to herein contain the complete agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the date first written above.

                                         OPTIONSXPRESS, INC.

                                         By:    /s/ DAVID KALT
                                                --------------------------------

                                         Its:   President


                                         SUMMIT VENTURES VI-A, L.P.

                                         By:    Summit Partners VI (GP), L.P.
                                         Its:   General Partner

                                         By:    Summit Partners VI (GP), LLC
                                         Its:   General Partner

                                         By:    /s/ BRUCE EVANS
                                                --------------------------------
                                                Member


                                         SUMMIT VENTURES VI-B, L.P.

                                         By:    Summit Partners VI (GP), L.P.
                                         Its:   General Partner

                                         By:    Summit Partners VI (GP), LLC
                                         Its:   General Partner

                                         By:    /s/ BRUCE EVANS
                                                --------------------------------
                                                Member


                                         SUMMIT VI ADVISORS FUND, L.P.

                                         By:    Summit Partners VI (GP), L.P.
                                         Its:   General Partner

                                         By:    Summit Partners VI (GP), LLC
                                         Its:   General Partner

                                         By:    /s/ BRUCE EVANS
                                                --------------------------------
                                                Member

                                         SUMMIT VI ENTREPRENEURS FUND,
                                         L.P.

                                         By:    Summit Partners VI (GP), L.P.
                                         Its:   General Partner

                                         By:    Summit Partners VI (GP), LLC
                                         Its:   General Partner

                                         By:    /s/ BRUCE EVANS
                                                --------------------------------
                                                Member


                                         SUMMIT INVESTORS VI, L.P.

                                         By:    Summit Partners VI (GP), L.P.
                                         Its:   General Partner

                                         By:    Summit Partners VI (GP), LLC
                                         Its:   General Partner

                                         By:    /s/ BRUCE EVANS
                                                --------------------------------
                                                Member

                              SCHEDULE OF INVESTORS

Summit Ventures VI-A, L.P.
Summit Ventures VI-B, L.P.
Summit VI Advisors Fund, L.P.
Summit VI Entrepreneurs Fund, L.P.
Summit Investors VI, L.P.

c/o Summit Partners, L.P.
222 Berkeley Street
18th Floor
Boston, Massachusetts 02116
Telephone:   (617) 824-1000
Telecopy:    (617) 824-1100
Attention:   Mr. Bruce R. Evans

WITH A COPY TO:
(which shall not constitute notice to the Investors)

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone:   (312) 861-2000
Telecopy:    (312) 861-2200
Attention:   Ted H. Zook, P.C.